PLATINUM GROUP METALS LTD.

as Borrower

- and -

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

as Guarantor

- and -

LIBERTY METALS & MINING HOLDINGS, LLC

as Agent

- and -

LIBERTY METALS & MINING HOLDINGS, LLC

as Production Payment Termination Fee Holder

- and -

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO

as Lenders

FIRST MODIFICATION AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 28, 2018

First Modification Agreement to the Second Amended and Restated Credit Agreement

FIRST MODIFICATION AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT made as of the 28th day of February, 2018

BETWEEN:

PLATINUM GROUP METALS LTD., a company existing under the laws of British Columbia

(hereinafter referred to as the “Borrower”)

AND:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED, a company existing under the laws of South Africa

(hereinafter referred to as the “Guarantor”, and together with the Borrower, the “Credit Parties”)

AND:

LIBERTY METALS & MINING HOLDINGS, LLC, a limited liability company formed under the laws of Delaware, as administrative agent

(hereinafter referred to as the “Agent” or the “Production Payment Termination Fee Holder”, as applicable)

AND:

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO AS LENDERS (together with their respective successors and permitted assigns, the “Lenders” and together with the Agent and the Production Payment Termination Fee Holder, the “Finance Parties”)

BACKGROUND:

A.             The Credit Parties and the Finance Parties entered into a second amended and restated second lien credit agreement on February 12, 2018 (the “Credit Agreement”).

B.             The Credit Parties have requested and the Finance Parties have agreed to waive certain provisions in the Credit Agreement.

C.             The Finance Parties have agreed to the foregoing on and subject to the terms of this Agreement.

AGREEMENTS

                 NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

First Modification Agreement to the Second Amended and Restated Credit Agreement

ARTICLE 1
INTERPRETATION

1.1	Defined Terms

Unless otherwise defined herein, all defined terms shall for all purposes of this Agreement, or any amendment, substitution, supplement, replacement, restatement or addition hereto, have the meanings given in the Credit Agreement, as amended.

1.2	Other Usages

References to “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto” and like references refer to this Agreement and not to any particular Article, Section or other subdivision of this Agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.3	Headings

The division of this Agreement into Articles and Sections and the insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of British Columbia and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by Sections 10.1 or 10.2 of the Credit Agreement, as applicable, such service to become effective five Business Days after such mailing. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.5	Time of the Essence

Time shall in all respects be of the essence of this Agreement.

ARTICLE 2
WAIVER

2.1	Waiver

The Majority Creditors hereby waive, in each case, until March 31, 2018: (a) the requirement set out in Section 7.2(s) of the Credit Agreement for the Credit Parties to receive in form and substance satisfactory to the Agent, the 2018 SARB Approval by February 28, 2018; (b) the requirement set out in Section 7.2(x) of the Credit Agreement for the Credit Parties to enter into a Blocked Account Agreement by not later than February 28, 2018; and; (c) the Event of Default set out in Section 8.1(u)(m) of the Credit Agreement if the Transfer Date (as such term is defined in the Sale of Business Agreement) does not occur by February 28, 2018.

The waivers set forth in this Section 2.1 shall not be deemed to be a consent, waiver or modification of any other term or condition of the Credit Agreement and shall not prejudice any right or rights which the Finance Parties may now have or may have in the future in respect of any agreement, term or condition under or in connection with the Credit Agreement and shall not in any way constitute a waiver of any other Default or Event of Default under the Credit Agreement, and the Finance Parties expressly reserve all of their existing and future rights under the Credit Agreement arising in respect of any other Default or Event of Default.

ARTICLE 3
GUARANTOR ACKNOWLEDGEMENT

3.1	Guarantor Acknowledgement

The Guarantor hereby acknowledges and confirms that the Guarantee is continuing and is in full force and effect, notwithstanding the amendments to the Credit Agreement effected hereby.

ARTICLE 4
MISCELLANEOUS

4.1	General Rule

Subject to the terms and conditions herein contained, the Credit Agreement, as amended, is hereby further amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this Agreement into the Credit Agreement.

4.2	Future References to the Credit Agreement

On and after the date of this Agreement, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, and (ii) each reference in the other Facility Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended, modified, supplemented, restated or replaced from time to time. The Credit Agreement, as amended, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.3	Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.4	Conflict

If any provision of this Agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this Agreement shall prevail and be paramount.

4.5	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

4.6	Entire Agreement

This Agreement amends and modifies the Credit Agreement and together with it and the agreements referred to therein and delivered pursuant thereto, constitute the entire agreement between the parties hereto and supersedes any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

4.7	Amendments

This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized on their behalf on the date first above written.

PLATINUM GROUP METALS LTD.

Per:	/s/ Frank Hallam
Authorized Signatory

Per:	/s/ R. Michael Jones
Authorized Signatory

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

Per:	/s/ Frank Hallam
Authorized Signatory

Per:	/s/ R. Michael Jones
Authorized Signatory

LIBERTY METALS & MINING HOLDINGS, LLC, as Agent

Per:	/s/ Mark Tomek
Authorized Signatory

LIBERTY METALS & MINING HOLDINGS, LLC, as Lender and Production Payment Termination Fee Holder

Per:	/s/ Mark Tomek
Authorized Signatory

First Modification Agreement to the Second Amended and Restated Credit Agreement